UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2018

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Drive, Suite 110

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On March 16, 2018, Organovo Holdings, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC and JonesTrading Institutional Services LLC (each an “Agent” and together, the “Agents”), pursuant to which the Company may offer and sell, from time to time through the Agents, shares of its common stock in “at the market” sales transactions having an aggregate offering price of up to $50,000,000 (the “Shares”). Any Shares offered and sold will be issued pursuant to the Company’s Shelf Registration Statement on Form S-3 (Registration No. 333-222929) and the related prospectus previously declared effective by the Securities and Exchange Commission (the “SEC”) on February 22, 2018, as supplemented by a prospectus supplement, dated March 16, 2018.

Under the Sales Agreement, the Agents may each sell Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

The Company is not obligated to make any sales of Shares under the Sales Agreement, and if it elects to make any sales, it can set a minimum sales price for the Shares. The offering of Shares pursuant to the Sales Agreement will terminate upon the sale of an aggregate of $50,000,000 of Shares pursuant to the Sales Agreement. In addition, the Sales Agreement may be individually terminated by the Agents or the Company, as permitted therein.

The Company will pay the Agents a commission rate of up to 3.0% of the aggregate gross proceeds from each sale of Shares, if any, and has agreed to provide the Agents with customary indemnification and contribution rights. The Company will also reimburse the Agents for certain specified expenses in connection with entering into the Sales Agreement.

The Company intends to use discretion in initiating sales, if any, under the Sales Agreement and believes that it is in the best interests of its stockholders to have the flexibility to raise additional capital under favorable market conditions to support its efforts to build long-term stockholder value. There are a number of potential benefits to raising funds through the Sales Agreement, including minimizing dilution by avoiding share price discounts, greater banking fees and the potential for share price degradation that can result from raising capital through private or public underwritten offerings.

The Company currently intends to use the net proceeds from the sale of the securities for operating costs, research and development and for general corporate purposes, including working capital. It may also use a portion of the net proceeds to invest in or acquire businesses or technologies that it believes are complementary to its own, although the Company has no current plans, commitments or agreements with respect to any acquisitions as of the date hereof.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02	Termination of a Material Definitive Agreement.

Effective March 16, 2018 the Company terminated that certain Controlled Equity OfferingSM Sales Agreement, dated December 30, 2014, by and between the Company and Cantor Fitzgerald & Co., in accordance with the terms of such agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

10.1	Sales Agreement, dated March 16, 2018, by and among the Company, H.C. Wainwright & Co., LLC and JonesTrading Institutional Services LLC.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: March 16, 2018	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer

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